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                                                                    EXHIBIT 99.0

                            CERTIFICATE OF AMENDMENT
                                     TO THE
            AMENDED AND SECOND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  S2 GOLF INC.

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Amended and Second Restated Certificate of Incorporation:

1.       The name of the corporation is:  S2 Golf Inc.

2. The following amendment to the Amended and Second Restated Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 12th day of June, 2001:

               RESOLVED, that Article First of the Amended and Second Restated Certificate of Incorporation of S2 Golf Inc. be amended to read in its entirety as follows:

                    FIRST: The name of the Corporation is Women's Golf Unlimited, Inc.

3. The number of shares outstanding at the time of the adoption of the amendment was: 3,223,039.

         The total number of shares entitled to vote thereon was:  3,223,039.

4. The number of shares voting for and against such amendment is as follows:

         Number of Shares                         Number of Shares
         Voting for Amendment                     Voting Against Amendment

             2,873,483                                    4,168
         ------------------                        ------------------


                                                  By: /s/ Douglas A. Buffington
                                                      --------------------------
                                                        Douglas A. Buffington
                                                        President

Dated this 12th day of June, 2001